MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Bette Jo Rozsa
Director, External Communications	Managing Director, Investor Relations
614/716-1120	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS STRONG 2016 SECOND-QUARTER GAAP AND OPERATING EARNINGS

•	Second-quarter 2016 GAAP earnings of $1.02 per share and operating earnings of $0.95 per share

•	Investments in regulated businesses support continued earnings growth

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter ended June 30			Year-to-date ended June 30
	2016	2015	Variance	2016	2015	Variance
Revenue ($ in billions):	3.9	3.8	0.1	7.9	8.4	(0.5)
Earnings ($ in millions):
GAAP	502.1	430.0	72.1	1,003.3	1,059.2	(55.9)
Operating	465.7	429.0	36.7	966.9	1,053.8	(86.9)
EPS ($):
GAAP	1.02	0.88	0.14	2.04	2.16	(0.12)
Operating	0.95	0.88	0.07	1.97	2.15	(0.18)
EPS based on 491mm shares 2Q 2016, 490mm shares 2Q 2015, 491mm shares YTD 2016 and 490mm shares YTD 2015.

COLUMBUS, Ohio, July 28, 2016 - American Electric Power (NYSE: AEP) today reported second-quarter 2016 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $502 million or $1.02 per share, compared with GAAP earnings of $430 million or $0.88 per share in second-quarter 2015. Operating earnings for second-quarter 2016 were $466 million or $0.95 per share, compared with operating earnings of $429 million or $0.88 per share in second-quarter 2015. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items.
The difference between second-quarter 2016 GAAP earnings and operating earnings was due to a federal tax audit settlement, final accounting for the fourth-quarter 2015 sale of AEP’s commercial barge operations, and the mark-to-market impact of commodity hedging activities within the Generation & Marketing segment.

A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“Our positive earnings performance this quarter once again demonstrates that strategic investment in our regulated businesses supports earnings growth. There are significant opportunities for us to develop advanced energy infrastructure and technologies to enhance service for our customers and support the nation’s energy future,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“We are investing in transmission infrastructure through our regulated utilities and our transmission business. Net plant investment in AEP Transmission Holding Co. has grown more than $840 million, an increase of 32 percent, since June 2015. This segment contributed 19 cents per share to earnings this quarter, an increase of 6 cents per share over the same period last year,” Akins said.
“We experienced growth in sales to our commercial customers in the second quarter, and normalized residential sales rebounded after declines in the first three months of the year. Industrial sales declined in the second quarter reflecting lower energy prices, weak global demand and the strong dollar. However, these declines were offset by the growth in residential and commercial customer sales, which provide higher margins,” Akins said.
“The focus of the entire AEP team on process improvement, cost discipline and capital allocation gives us confidence that we can achieve operating earnings within our guidance range of $3.60 to $3.80 per share for 2016,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	2Q 16	2Q 15	Variance	YTD 16	YTD 15	Variance
Vertically Integrated Utilities (a)	209.4	206.9	2.5	487.0	506.2	(19.2)
Transmission & Distribution Utilities (b)	124.6	77.6	47.0	232.6	174.8	57.8
AEP Transmission Holdco (c)	94.6	65.2	29.4	138.5	101.0	37.5
Generation & Marketing (d)	49.7	81.3	(31.6)	120.4	268.7	(148.3)
Corporate and Other (e)	23.8	(1.0)	24.8	24.8	8.5	16.3
Total GAAP Earnings	502.1	430.0	72.1	1,003.3	1,059.2	(55.9)

Operating Earnings	2Q 16	2Q 15	Variance	YTD 16	YTD 15	Variance
Vertically Integrated Utilities	209.4	206.9	2.5	487.0	506.2	(19.2)
Transmission & Distribution Utilities	124.6	77.6	47.0	232.6	174.8	57.8
AEP Transmission Holdco	94.6	65.2	29.4	138.5	101.0	37.5
Generation & Marketing	46.0	80.3	(34.3)	116.7	263.3	(146.6)
Corporate and Other	(8.9)	(1.0)	(7.9)	(7.9)	8.5	(16.4)
Total Operating Earnings	465.7	429.0	36.7	966.9	1,053.8	(86.9)
A full reconciliation of GAAP earnings to operating earnings is included in tables at the end of this news release.

a.	Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power.

b.	Includes Ohio Power, AEP Texas Central and AEP Texas North.

c.	Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.

d.	Includes nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.

e.	Includes commercial barging operations in prior periods.

EARNINGS GUIDANCE
Management reaffirmed its 2016 operating earnings guidance range of $3.60 to $3.80 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $3.67 to 3.87 per share. See the table below for a full reconciliation of 2016 earnings guidance.

2016 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$3.67	to	$3.87

Mark-to-Market Impact of Commodity Hedging Activities		(0.01)
Disposition of Commercial Barge Operations		0.05
Federal Tax Audit Settlement		(0.11)

Operating EPS Guidance	$3.60	to	$3.80

WEBCAST
American Electric Power’s quarterly conference call with financial analysts and investors will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.
The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.
American Electric Power is one of the largest electric utilities in the United States, delivering electricity and custom energy solutions to nearly 5.4 million customers in 11 states. AEP owns the nation’s largest electricity transmission system, a more than 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP also operates 224,000 miles of distribution lines. AEP ranks among the nation’s largest generators of electricity, owning approximately 31,000 megawatts of generating capacity in the U.S. AEP also supplies 3,200 megawatts of renewable energy to customers. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget and to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP’s service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP’s ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of competition, including competition for retail customers; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas and capacity auction returns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; the transition to market for generation in Ohio, including the implementation of ESPs and AEP’s ability to recover investments in its Ohio generation assets; AEP’s ability to successfully and profitably manage its separate competitive generation assets; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the Second Quarter of 2016
Reconciliation of GAAP to Operating Earnings

		2016
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings		209.4	124.6	94.6	49.7	23.8	502.1	$1.02

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(3.7)	—	(3.7)	$(0.01)
Disposition of Commercial Barge Operations	(b)	—	—	—	—	22.9	22.9	0.05
Federal Tax Audit Settlement	(c)	—	—	—	—	(55.6)	(55.6)	(0.11)

Total Special Items		—	—	—	(3.7)	(32.7)	(36.4)	$(0.07)

Operating Earnings		209.4	124.6	94.6	46.0	(8.9)	465.7	$0.95

Financial Results for the Second Quarter of 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings		206.9	77.6	65.2	81.3	(1.0)	430.0	$0.88

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(1.0)	—	(1.0)	$—

Total Special Items		—	—	—	(1.0)	—	(1.0)	$—

Operating Earnings		206.9	77.6	65.2	80.3	(1.0)	429.0	$0.88

(a) Reflected in Revenues and Income Tax Expense
(b) Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense
(c) Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30
ENERGY & DELIVERY SUMMARY	2016	2015	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,674	6,672	0.0%
Commercial	6,190	6,296	(1.7)%
Industrial	8,654	8,937	(3.2)%
Miscellaneous	565	574	(1.6)%
Total Retail	22,083	22,479	(1.8)%

Wholesale Electric (in millions of kWh): (a)	5,696	5,903	(3.5)%

Total KWHs	27,779	28,382	(2.1)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	6,009	5,630	6.7%
Commercial	6,602	6,372	3.6%
Industrial	5,506	5,809	(5.2)%
Miscellaneous	175	177	(1.1)%
Total Retail (b)	18,292	17,988	1.7%

Wholesale Electric (in millions of kWh): (a)	412	429	(4.0)%

Total KWHs	18,704	18,417	1.6%

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.
(b) Represents energy delivered to distribution customers.

American Electric Power

Financial Results for Year-to-Date 2016
Reconciliation of GAAP to Operating Earnings

		2016
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings		487.0	232.6	138.5	120.4	24.8	1,003.3	$2.04

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(3.7)	—	(3.7)	$(0.01)
Disposition of Commercial Barge Operations	(b)	—	—	—	—	22.9	22.9	0.05
Federal Tax Audit Settlement	(c)	—	—	—	—	(55.6)	(55.6)	(0.11)

Total Special Items		—	—	—	(3.7)	(32.7)	(36.4)	$(0.07)

Operating Earnings		487.0	232.6	138.5	116.7	(7.9)	966.9	$1.97

Financial Results for Year-to-Date 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings		506.2	174.8	101.0	268.7	8.5	1,059.2	$2.16

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(5.4)	—	(5.4)	$(0.01)

Total Special Items		—	—	—	(5.4)	—	(5.4)	$(0.01)

Operating Earnings		506.2	174.8	101.0	263.3	8.5	1,053.8	$2.15

(a) Reflected in Revenues and Income Tax Expense
(b) Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense
(c) Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30
ENERGY & DELIVERY SUMMARY	2016	2015	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	15,798	17,051	(7.3)%
Commercial	12,070	12,307	(1.9)%
Industrial	16,921	17,297	(2.2)%
Miscellaneous	1,106	1,122	(1.4)%
Total Retail	45,895	47,777	(3.9)%

Wholesale Electric (in millions of kWh): (a)	10,488	14,171	(26.0)%

Total KWHs	56,383	61,948	(9.0)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	12,250	12,896	(5.0)%
Commercial	12,389	12,287	0.8%
Industrial	11,004	11,089	(0.8)%
Miscellaneous	341	338	0.9%
Total Retail (b)	35,984	36,610	(1.7)%

Wholesale Electric (in millions of kWh): (a)	735	963	(23.7)%

Total KWHs	36,719	37,573	(2.3)%

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.
(b) Represents energy delivered to distribution customers.